UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

RURAL/METRO CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-22056	86-0746929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 3, 2011, Rural/Metro Corporation’s administrative office in Louisville, Kentucky was searched by the Federal Bureau of Investigation, with the assistance of the Kentucky Attorney General’s office, the Office of Inspector General, and the U.S. Department of Health and Human Services. The affidavit and search warrant are under seal, and the Company is presently unaware of the basis for the search.

The Company hereby confirms an analyst report to the effect that the Company’s Louisville, Kentucky operations generated approximately $4.0 million in annual revenue during the Company’s fiscal year ended June 30, 2010, all of which was attributable to non-emergency medical transports.

The Company has been cooperating fully with the investigation of this matter. The Company is unable at this time to predict the timing, outcome or scope of this investigation, or any potential impact on the Company or its business operations.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 15, 2011	By:	/s/ Michael P. DiMino
Michael P. DiMino President and Chief Executive Officer